Exhibit 99.1

Cubist Pharmaceuticals 3Q10 Total Net Revenues Up 13% to $162.1 Million

GAAP Basic and Diluted Net Income of $0.53 and $0.50 Per Share

Lexington, Mass., October 14, 2010 — Cubist Pharmaceuticals, Inc. (NASDAQ:  CBST) today announced results for the third quarter ended September 30, 2010.

Third Quarter 2010 Highlights:

•                  GAAP Basic and Diluted Net Income of $0.53 and $0.50 per share, respectively, for 3Q10

•                  Non-GAAP Basic and Diluted Net Income of $0.83 and $0.72 per share, respectively, for 3Q10

•                  Raising operating income guidance range for full year to $185 - $195 million

•                  Tightening total revenue guidance range to $645 - $650 million

•                  Earnings’ conference call & webcast today (with slides) at 5:00 p.m. ET

Cubist’s total net revenues for the third quarter of 2010 increased 13% to $162.1 million from $143.5 million in the third quarter of 2009. This increase was attributable primarily to Cubist’s net sales of CUBICIN® (daptomycin for injection) in the United States, which increased 12% to $154.5 million in the third quarter of 2010 from $137.7 million in the third quarter of 2009. Cubist’s net product revenues from international sales of CUBICIN for the third quarter of 2010 were $6.0 million, an increase of 53% over the third quarter of 2009.

Net income for the third quarter of 2010 on a GAAP basis was $31.2 million, or $0.53 and $0.50 per basic and diluted share, respectively, as compared to $25.4 million, or $0.44 and $0.42 per basic and diluted share, respectively, for the third quarter of 2009.

Cubist’s non-GAAP net income for the third quarter of 2010 was $49.1 million, or $0.83 and $0.72 per basic and diluted share, respectively, which represents an increase of $5.9 million in non-GAAP net income compared to the third quarter of 2009. A reconciliation between GAAP and non-GAAP net income is provided in the Condensed Consolidated Statements of Income Non-GAAP table included with this release.

As of September 30, 2010, Cubist had $605.1 million in cash, cash equivalents and investments. The total number of Cubist’s common shares outstanding as of September 30, 2010, was 59,145,736.

Clinical Pipeline Update

•                  CXA-201 — A novel cephalosporin/tazobactam combination product (combination of CXA-101 and tazobactam) being developed for the treatment of infections due to drug-resistant Pseudomonas aeruginosa and other Gram-negative pathogens:

•                  Positive Phase 2 complicated urinary tract infection data (for CXA-101 alone) presented at ICAAC in September

•                  Enrollment continues in Phase 2 CXA-201 complicated intra-abdominal infection trial

•                  Remain on track with clinical plan, which, assuming success, will allow for an NDA filing for 2 indications by YE 2013

•                  CB-183,315 — A potent, oral, bactericidal lipopeptide being developed for the treatment of Clostridium difficile-associated diarrhea (CDAD):

•                  Positive preclinical data presented at ICAAC in September

•                  Phase 2 dose-ranging trial continues to enroll

•                  Expect to have data to share in 2H 2011

Use of Non-GAAP Financial Measures

Non-GAAP net income and non-GAAP net income per share exclude non-operational activities. Cubist uses these measures to assess and analyze its operational results and trends and to make financial and operational decisions. Cubist believes these non-GAAP financial measures are useful to investors because they provide greater transparency regarding Cubist’s operating performance. These non-GAAP financial measures should not be considered an alternative to measurements required by GAAP, such as net income and net income per share, and should not be considered measures of Cubist’s liquidity. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. A reconciliation between non-GAAP financial measures and GAAP financial measures is included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

******************CONFERENCE CALL & WEBCAST INFORMATION******************

WHEN: Thursday, October 14, 2010 at 5:00 p.m. ET

LIVE DOMESTIC & CANADA CALL-IN: 877-407-8289

LIVE INTERNATIONAL CALL-IN: 201-689-8341

24-HOUR REPLAY DOMESTIC & CANADA: 1-877-660-6853

24-HOUR REPLAY INTERNATIONAL: / 1-201-612-7415

REPLAY PASSCODES (BOTH REQUIRED FOR PLAYBACK):

ACCOUNT #: 351 CONFERENCE ID #: 356880

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.cubist.com (Investor Relations page)

Replay will be available for 30 days via the Internet at www.cubist.com

*********************************************************************************

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment. In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a class of anti-infectives called lipopeptides. The Cubist clinical product pipeline currently consists of a Phase 2 program focused on the development of a novel cephalosporin to address certain serious infections caused by multi-drug resistant (MDR) Gram-negative organisms; and a Phase 2 program for the treatment of CDAD (Clostridium difficile-associated diarrhea). Cubist is also working on several pre-clinical programs being developed to address areas of significant medical needs. These include an anti-infective program for the treatment of respiratory syncytial virus (RSV) in children, therapies to treat various serious bacterial infections, and agents to treat acute pain. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

This press release contains forward-looking statements regarding our 2010 guidance for operating income and net revenues and our pipeline programs. There are many factors that could cause actual results to differ materially from those in these forward-looking statements. These factors include the following: (i) the level of acceptance of CUBICIN by physicians, patients, third-party payors and the medical community; (ii) the ability to increase market penetration of CUBICIN, particularly as the growth of the market for CUBICIN slows or even declines; (iii) any changes in the current or anticipated market demand or medical need for CUBICIN; (iv) any unexpected adverse events related to CUBICIN, particularly as CUBICIN is used in the treatment of a growing number of patients around the world; (v) the results of the patent infringement lawsuit that Cubist has filed against Teva

Parenteral Medicines, Inc. and its affiliates in response to Teva’s Abbreviated New Drug Application, or ANDA, with the U.S. Food and Drug Administration, or FDA, regarding CUBICIN and any litigation related thereto, and any other litigation that we file to defend and/or assert our patents; (vi) the effectiveness of our sales force and our sales force’s ability to access targeted physicians; (vii) competition in the markets in which we and our partners market CUBICIN, including marketing approvals for new products that will be competitive with CUBICIN; (viii) the ability of our third party manufacturers, including our single source provider of API, to manufacture sufficient quantities of CUBICIN in accordance with Good Manufacturing Practices and other requirements of the regulatory approvals for CUBICIN and at an acceptable cost; (ix) the effect that the results of ongoing or future clinical trials of CUBICIN may have on its acceptance in the medical community; (x) changes in government reimbursement for our or our competitors’ products; (xi) our dependence upon collaborations with our partners and our partners’ ability to execute on development and regulatory expectations; (xii) our ability to execute successful, adequate and well-controlled clinical trials of our pipeline products in a timely manner; (xiii) unanticipated safety or efficacy data from clinical trials of our product candidates; (xiv) our ability, and our partners’ ability, to protect the proprietary technologies and intellectual property related to our product candidates; (xv) whether the FDA accepts proposed clinical trial protocols in a timely manner for our product candidates; (xvi) legislative and policy changes in the U.S. and other jurisdictions where our products are sold that may affect the ability to get a new product or a new indication approved; (xvii) unexpected delays or expenses related to our ongoing capital projects and pipeline programs; and (xviii) a variety of risks common to our industry, including ongoing regulatory review, securing adequate supplies of drug product and drug substance of our product candidates on a timely and cost-effective basis, and public and investment community perception of the industry, legislative or regulatory changes. Drug development involves a high degree of risk. Success in pre-clinical trials or early stage clinical trials does not mean that later stage trials will be successful. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent annual and quarterly reports with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings, which are incorporated in this press release by this reference. Forward-looking statements speak only as of the date of this release, and Cubist undertakes no obligation to update or revise these statements, except as may be required by law.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

Contacts:

Cubist Pharmaceuticals, Inc.	Weber Shandwick
Eileen C. McIntyre	Tara Murphy
Senior Director, Corporate Communications	(617) 520-7045
(781) 860-8533	tara.murphy@webershandwick.com
eileen.mcintyre@cubist.com

Tables Follow

###

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	September 30,	December 31,
	2010	2009

ASSETS
Cash, cash equivalents and investments	$605,107	$496,163
Accounts receivable, net	61,304	57,827
Inventory	25,590	25,497
Property and equipment, net	75,202	68,382
Deferred tax assets, net	4,880	33,387
In-process research and development	194,000	194,000
Other assets	130,493	102,419

Total assets	$1,096,576	$977,675

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$82,629	$104,131
Deferred tax liabilities, net	41,125	31,205
Deferred revenue	23,846	20,891
Contingent consideration	85,389	101,600
Debt and other long-term liabilities, net	265,427	249,205
Total liabilities	498,416	507,032

Total stockholders’ equity	598,160	470,643

Total liabilities and stockholders’ equity	$1,096,576	$977,675

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(in thousands, except share and per share data)

	Three months ended				Nine months ended
	September 30,				September 30,
	2010		2009		2010		2009

Revenues:
U.S. product revenues, net	$154,486		$137,660		$444,744		$376,180
International product revenues	6,009		3,928		18,983		8,877
Service revenues	—		1,500		8,500		9,050
Other revenues	1,556		446		2,426		1,316
Total revenues, net	162,051		143,534		474,653		395,423

Costs and expenses:
Cost of product revenues	37,000		30,771		105,178		83,329
Research and development	36,955		35,527		115,984		118,440
Contingent consideration	1,094		—		3,789		—
Sales and marketing	20,587		18,883		63,466		60,020
General and administrative	14,284		12,857		43,037		36,446
Total costs and expenses	109,920		98,038		331,454		298,235

Operating income	52,131		45,496		143,199		97,188

Other income (expense), net	(678)		(4,170)		(11,379)		(12,492)

Income before income taxes	51,453		41,326		131,820		84,696

Provision for income taxes	20,225		15,947		52,045		27,765

Net income	$31,228		$25,379		$79,775		$56,931

Basic net income per common share	$0.53		$0.44		$1.36		$0.99
Diluted net income per common share	$0.50	(1)	$0.42	(1)	$1.29	(1)	$0.98

Shares used in calculating:
Basic net income per common share	59,047,880		57,842,403		58,621,263		57,673,057
Diluted net income per common share	69,780,060		68,534,597		69,312,849		68,322,580

(1) Includes add back of interest expense, debt issuance costs and debt discount on 2.25% notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - NON-GAAP

UNAUDITED

(in thousands, except share and per share data)

	Three months ended			Nine months ended
	September 30,			September 30,
	2010	2009		2010	2009

GAAP net income	$31,228	$25,379		$79,775	$56,931

Non-cash stock-based compensation expense	4,027	3,710		11,938	10,194

Non-cash debt discount amortization	3,622	3,332		10,642	9,790

Contingent consideration	1,094	—		3,789	—

Upfront payments related to external collaborations	—	—		—	20,000

Change in fair value of Auction Rate Securities	(2,309)	—		(2,309)	—

Non-cash tax expense	14,896	13,450		41,561	23,420

Income tax effect of Non-GAAP adjustments	(3,443)	(2,647)		(10,640)	(14,326)

Non-GAAP proforma net income	$49,115	$43,224		$134,756	$106,009

Non-GAAP basic net income per common share	$0.83	$0.75		$2.30	$1.84
Non-GAAP diluted net income per common share	$0.72 (1)	$0.65	(1)	$1.99 (1)	$1.61	(1)

Shares used in calculating:
Non-GAAP basic net income per common share	59,047,880	57,842,403		58,621,263	57,673,057
Non-GAAP diluted net income per common share	69,780,060	68,534,597		69,312,849	68,322,580

(1) Includes add back of interest expense and debt issuance costs on 2.25% notes to income, net of tax effect